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                                                                    Exhibit 23.2


               Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statement No. 333-62931 (Form S-3/A) and to the incorporation by reference therein of our report dated February 17, 1998, except for Note 15, as to which the date is March 10, 1998, with respect to the consolidated financial statements and schedule of Intermedia Communications Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP



Tampa, Florida
October 29, 1998